Exhibit 99.1

2018 first quarter results	February 8, 2018
Press release

Press Release

Nuance Announces First Quarter 2018 Results

Delivers Strong Q1 18 Revenue and EPS, Above Initial Guidance; Marks Important Milestone with Return to Organic Revenue Growth of 1% and an Increase in Organic Revenue Growth Range for the Full Fiscal Year

–	GAAP revenue of $501.6 million, up 2.9% over prior year

–	Non-GAAP revenue of $508.8 million, up 2.6% over prior year

–	Organic revenue growth of 1% over the prior year

–	GAAP diluted EPS of $0.18; Non-GAAP diluted EPS of $0.27

–	Net New Bookings of $418.4 million, up 10% over prior year

BURLINGTON, Mass., February 8, 2018 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its first quarter fiscal 2018, ended December 31, 2017.
“Three years ago, we undertook a plan to transform our business and today, with our first quarter results, we reached a milestone of returning to organic growth,” said Dan Tempesta, Nuance’s chief financial officer. “This progress is the result of multiple initiatives designed to drive efficiencies in the business and to reinvest in innovation, sales, channels and services to fuel our growth. This success motivates our confidence in the business and the ability to raise our 2018 organic growth targets to 3% to 5%.”
The Company continues to capture new customers and to expand its business with existing customers, with net new bookings in the first quarter 2018 of $418.4 million, up 10% over the prior year, led by strong performance in the Automotive business, as well as the Enterprise division.
During the quarter, Nuance demonstrated significant progress in the business with intensifying focus and investment in key vertical industries, including:

•	Driving continued, significant adoption of Dragon Medical cloud as a platform in healthcare;

•	Ongoing growth and adoption for our omni-channel and security portfolio, especially concentrated in financial services and telecommunications;

•	Introducing our new Dragon Drive automotive platform; and,

•	Partnering with NVIDIA on the Nuance AI Marketplace for Diagnostic Imaging.

First Quarter of Fiscal 2018 Performance Highlights
On a GAAP basis:

–	GAAP revenue of $501.6 million, up 2.9% compared to $487.7 million a year ago.

–	Total recurring revenue of 71% of total GAAP revenue, compared to 72% a year ago.

–	GAAP net income of $53.2 million, or $0.18 per diluted share, compared to GAAP net loss of $(23.9) million, or $(0.08) per share, in the first quarter of fiscal 2017.

–	GAAP operating margin of 1.8%, down from 4.9% in the first quarter of fiscal 2017.

–	Cash flow from operations of $86.1 million in the first quarter of fiscal 2018, down 31% from $124.9 million in the first quarter of fiscal 2017.

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

On a Non-GAAP basis:

–	Non‑GAAP revenue of $508.8 million, up 2.6% as reported, compared to $496.0 million in the first quarter of fiscal 2017, and up 1% on an organic basis.

–	Net new bookings of $418.4 million, up 10% from $380.3 million a year ago.

–	Non-GAAP recurring revenue of 71% of- total non-GAAP revenue, compared to 73% a year ago.

–	Non-GAAP net income of $80.7 million, or $0.27 per diluted share, up from non-GAAP net income of $76.9 million, or $0.26 per diluted share, in the first quarter of fiscal 2017.

–	Non‑GAAP operating margin of 24.5%, down from 26.9% in the first quarter of fiscal 2017.

Guidance and Business Outlook
Current momentum in the business and strong market demand and pipeline, provide Nuance with confidence in its second quarter and FY 18 outlook. The Company expects to deliver annual net new bookings growth of between 5% to 7%, and is raising its guidance for organic revenue growth in fiscal year 2018 to be in the range 3% to 5%, up from 2% to 4% previously.

For a complete discussion on Nuance’s guidance and business outlook, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

Nuance will host an investor conference call today that will begin at 5:00 p.m. ET and will include only brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing 800-230-1059 or 612-234-9959 at least five minutes prior to the call and referencing code 442359. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 442359.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with litigation or governmental investigations that may result from the incident; inaccuracies in the assumptions underlying our estimates of lost revenue attributable to the malware incident; changes to economic conditions in the United States and internationally; fluctuating currency rates; our ability to control and successfully manage our expenses and cash position; our ability to execute our formal transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2017. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Definitions of Bookings and Net New Bookings
Bookings. Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings. Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars, converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2017 and 2016, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from TouchCommerce, NSI, Primordial, and Tweddle for the three months ended December 31, 2017 that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii) Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii) Non-cash interest.  We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other Expenses.
We exclude certain other expenses that result from unplanned events in order to measure operating performance and current and future liquidity both with and without these expenses.  By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items include losses from extinguishing our convertible debt.  Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Income Tax Provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision.

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur, which in fiscal year 2018 also includes certain impacts from the Tax Cut and Jobs Act of 2017.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Contact Information

For Investors/Media
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

Financial Tables Follow

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended December 31,
	2017	2016

Revenues:
Professional services and hosting	$259,027	$253,417
Product and licensing	161,810	151,752
Maintenance and support	80,808	82,489
Total revenues	501,645	487,658

Cost of revenues:
Professional services and hosting	172,528	164,892
Product and licensing	19,069	18,378
Maintenance and support	14,241	13,598
Amortization of intangible assets	15,356	15,542
Total cost of revenues	221,194	212,410

Gross profit	280,451	275,248

Operating expenses:
Research and development	73,366	66,322
Sales and marketing	101,960	101,516
General and administrative	52,892	39,790
Amortization of intangible assets	23,064	27,859
Acquisition-related costs, net	5,561	9,026
Restructuring and other charges, net	14,801	6,703
Total operating expenses	271,644	251,216

Income from operations	8,807	24,032
Other expenses, net	(34,100)	(37,608)
Loss before income taxes	(25,293)	(13,576)
(Benefit) provision for income taxes	(78,521)	10,353
Net income (loss)	$53,228	$(23,929)

Net income (loss) per share:
Basic	$0.18	$(0.08)
Diluted	$0.18	$(0.08)

Weighted average common shares outstanding:
Basic	291,367	288,953
Diluted	295,995	288,953

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	December 31, 2017	September 30, 2017

ASSETS
Current assets:
Cash and cash equivalents	$398,461	$592,299
Marketable securities	112,044	251,981
Accounts receivable, net	432,552	395,392
Prepaid expenses and other current assets	105,411	88,269
Total current assets	1,048,468	1,327,941

Marketable securities	42,115	29,844
Land, building and equipment, net	172,748	176,548
Goodwill	3,600,768	3,590,608
Intangible assets, net	627,556	664,474
Other assets	145,902	142,508
Total assets	$5,637,557	$5,931,923

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$—	$376,121
Contingent and deferred acquisition payments	15,506	28,860
Accounts payable, accrued expenses and other current liabilities	276,080	340,505
Deferred revenue	427,541	366,042
Total current liabilities	719,127	1,111,528

Long-term debt	2,299,594	2,241,283
Deferred revenue, net of current portion	453,106	423,929
Other liabilities	140,599	223,801
Total liabilities	3,612,426	4,000,541

Stockholders' equity	2,025,131	1,931,382
Total liabilities and stockholders' equity	$5,637,557	$5,931,923

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended
	December 31,
	2017	2016

Cash flows from operating activities:
Net income (loss)	$53,228	$(23,929)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	54,315	58,006
Stock-based compensation	37,986	39,130
Non-cash interest expense	13,341	13,039
Deferred tax (benefit) provision	(97,226)	2,006
Other	631	1,856
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(36,340)	(9,713)
Prepaid expenses and other assets	(18,972)	(15,999)
Accounts payable	(11,856)	(21,244)
Accrued expenses and other liabilities	3,099	5,841
Deferred revenue	87,899	75,907
Net cash provided by operating activities	86,105	124,900
Cash flows from investing activities:
Capital expenditures	(12,543)	(11,399)
Payments for business and asset acquisitions, net of cash acquired	(8,648)	(22,949)
Purchases of marketable securities and other investments	(32,447)	(72,797)
Proceeds from sales and maturities of marketable securities and other investments	159,805	10,105
Net cash provided by (used in) investing activities	106,167	(97,040)
Cash flows from financing activities:
Payments and redemption of debt	(331,172)	—
Proceeds from issuance of long-term debt, net of issuance costs	—	495,000
Acquisition payments with extended payment terms	(16,880)	—
Proceeds from issuance of common stock from employee stock plans	6	45
Cash used to net share settle employee equity awards	(38,617)	(40,360)
Net payments on other long-term liabilities	(65)	(87)
Net cash (used in) provided by financing activities	(386,728)	454,598
Effects of exchange rate changes on cash and cash equivalents	618	(2,471)
Net (decrease) increase in cash and cash equivalents	(193,838)	479,987
Cash and cash equivalents at beginning of period	592,299	481,620
Cash and cash equivalents at end of period	$398,461	$961,607

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three months ended
	December 31,
	2017	2016

GAAP revenues	$501,645	$487,658
Acquisition-related revenue adjustments: professional services and hosting	1,275	2,434
Acquisition-related revenue adjustments: product and licensing	5,848	5,716
Acquisition-related revenue adjustments: maintenance and support	57	211
Non-GAAP revenues	$508,825	$496,019

GAAP cost of revenues	$221,194	$212,410
Cost of revenues from amortization of intangible assets	(15,356)	(15,542)
Cost of revenues adjustments: professional services and hosting (1)	(7,407)	(8,410)
Cost of revenues adjustments: product and licensing (1)	(266)	(92)
Cost of revenues adjustments: maintenance and support (1)	(1,204)	(977)
Non-GAAP cost of revenues	$196,961	$187,389

GAAP gross profit	$280,451	$275,248
Gross profit adjustments	31,413	33,382
Non-GAAP gross profit	$311,864	$308,630

GAAP income from operations	$8,807	$24,032
Gross profit adjustments	31,413	33,382
Research and development (1)	9,696	8,490
Sales and marketing (1)	10,676	11,969
General and administrative (1)	8,737	9,192
Acquisition-related costs, net	5,561	9,026
Amortization of intangible assets	23,064	27,859
Restructuring and other charges, net	14,801	6,703
Other	11,964	2,989
Non-GAAP income from operations	$124,719	$133,642

GAAP loss before income taxes	$(25,293)	$(13,576)
Gross profit adjustments	31,413	33,382
Research and development (1)	9,696	8,490
Sales and marketing (1)	10,676	11,969
General and administrative (1)	8,737	9,192
Acquisition-related costs, net	5,561	9,026
Amortization of intangible assets	23,064	27,859
Restructuring and other charges, net	14,801	6,703
Non-cash interest expense	13,341	13,039
Other	11,964	2,989
Non-GAAP income before income taxes	$103,960	$109,073

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2017	2016

GAAP (benefit) provision for income taxes	$(78,521)	$10,353
Income tax effect of Non-GAAP adjustments	32,161	42,631
Removal of valuation allowance and other items	(13,543)	(20,747)
Removal of discrete items (3)	83,195	(57)
Non-GAAP provision for income taxes	$23,292	$32,180

GAAP net income (loss)	$53,228	$(23,929)
Acquisition-related adjustment - revenues (2)	7,180	8,361
Acquisition-related costs, net	5,561	9,026
Cost of revenue from amortization of intangible assets	15,356	15,542
Amortization of intangible assets	23,064	27,859
Restructuring and other charges, net	14,801	6,703
Stock-based compensation (1)	37,986	39,130
Non-cash interest expense	13,341	13,039
Adjustment to income tax expense	(101,813)	(21,827)
Other	11,964	2,989
Non-GAAP net income	$80,668	$76,893

Non-GAAP diluted net income per share	$0.27	$0.26

Diluted weighted average common shares outstanding	295,995	293,909

(3) Includes impact of the Tax Cuts and Jobs Act of 2017 of approximately $96 million benefit related to changes in carrying value of certain deferred tax assets and liabilities due to lower tax rates, offset in part by approximately $14 million related to one-time mandatory tax for deemed repatriation of foreign cash and earnings.

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended December 31,
	2017	2016

(1) Stock-based compensation
Cost of professional services and hosting	$7,407	$8,410
Cost of product and licensing	266	92
Cost of maintenance and support	1,204	977
Research and development	9,696	8,490
Sales and marketing	10,676	11,969
General and administrative	8,737	9,192
Total	$37,986	$39,130

(2) Acquisition-related revenue and cost of revenue
Revenues	$7,180	$8,361
Total	$7,180	$8,361

© 2018 Nuance Communications, Inc. All rights reserved.

2018 first quarter results	February 8, 2018
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Hosting Revenues	Q1	Q2	Q3	Q4	FY	Q1
	2017	2017	2017	2017	2017	2018
GAAP Revenues	$193.3	$202.2	$189.4	$149.0	$733.8	$185.1
Adjustment	2.3	2.7	3.1	2.0	10.1	1.2
Non-GAAP Revenues	$195.6	$204.8	$192.5	$150.9	$743.9	$186.3

Maintenance and Support Revenues	Q1	Q2	Q3	Q4	FY	Q1
	2017	2017	2017	2017	2017	2018
GAAP Revenues	$82.5	$81.6	$80.5	$82.5	$327.1	$80.8
Adjustment	0.2	0.4	0.2	0.2	1.0	0.1
Non-GAAP Revenues	$82.7	$82.0	$80.7	$82.7	$328.1	$80.9

Perpetual Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1
	2017	2017	2017	2017	2017	2018
GAAP Revenues	$78.7	$76.5	$73.5	$77.3	$306.0	$76.6
Adjustment	0.7	0.5	0.9	0.4	2.4	0.4
Non-GAAP Revenues	$79.3	$77.0	$74.4	$77.7	$308.4	$76.9

Recurring Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1
	2017	2017	2017	2017	2017	2018
GAAP Revenues	$73.1	$82.8	$80.8	$92.8	$329.4	$85.2
Adjustment	5.1	7.8	5.0	6.1	24.1	5.4
Non-GAAP Revenues	$78.2	$90.6	$85.8	$98.9	$353.5	$90.7

Professional Services Revenues	Q1	Q2	Q3	Q4	FY	Q1
	2017	2017	2017	2017	2017	2018
GAAP Revenues	$60.1	$56.5	$62.1	$64.3	$243.1	$73.9
Adjustment	0.2	0.1	0.1	0.1	0.5	0.1
Non-GAAP Revenues	$60.3	$56.7	$62.2	$64.4	$243.6	$74.0

Total Recurring Revenues	Q1	Q2	Q3	Q4	FY	Q1
	2017	2017	2017	2017	2017	2018
GAAP Revenues	$353.0	$370.2	$354.5	$328.6	$1,406.4	$355.3
Adjustment	7.5	11.4	8.7	8.2	35.9	6.9
Non-GAAP Revenues	$360.5	$381.7	$363.2	$336.8	$1,442.3	$362.2

Schedules may not add due to rounding.

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